Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Celestica Inc.

We consent to the use of:

•our report dated February 27, 2026 on the consolidated financial statements of Celestica Inc. (the “Company”) which comprise the consolidated balance sheets as of December 31, 2025 and 2024, the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2025, and the related notes and financial statement schedule in Item 15.2 (collectively the “consolidated financial statements”), and

•our report dated February 27, 2026 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025 each of which is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2025.

We consent to the incorporation by reference in the registration statements (No. 333-9500, 333-63112, 333-66726, 333-71126, 333-88210, 333-113591, 333-266330, 333-266331, 333-273468, 333-282805, 333-289066 and 333-289067) on Form S-8 and the registration statement (No. 333-285515) on Form S-3ASR of the Company.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements.

/s/ KPMG LLP
Chartered Professional Accountants, Licensed Public Accountants

February 27, 2026
Toronto, Canada